UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2016, Demandware, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with salesforce.com, inc. (“Parent”), and Parent’s newly formed subsidiary, Dynasty Acquisition Corp. (the “Purchaser”) pursuant to which the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share, at a price of $75.00 per share, net to the seller in cash, without interest (such amount, the “Offer Price”), for an overall transaction value of approximately $2.8 billion (net of cash acquired). Following the consummation of the Offer, the Purchaser will merge with and into the Company (the “Merger”), and all shares of the Company common stock not acquired in the Offer (other than shares held by holders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law) will convert into the right to receive the Offer Price. The Company will survive the Merger as a wholly owned subsidiary of Parent. The Merger Agreement includes customary representations, warranties and covenants by the parties.

Under the Merger Agreement, the Purchaser is obligated to commence the Offer within 8 business days after the date of the Merger Agreement. The Offer will expire 20 business days after its commencement, subject to extension in accordance with the terms of the Merger Agreement.

The obligations of Parent and the Purchaser to accept for payment and pay for the shares of the Company’s common stock tendered in the Offer and to complete the Merger are subject to customary conditions, including, among other things: (i) at least a majority of the outstanding shares of the Company common stock plus all shares of the Company common stock issuable to holders of Company options from whom the Company has received notices of exercise shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn, (ii) the expiration or termination of applicable waiting periods under antitrust laws in the United States and Germany, (iii) the absence of injunctions or other restraints prohibiting the transactions, (iv) the accuracy of representations and warranties made by the Company in the Merger Agreement, (v) compliance by the Company with its covenants in the Merger Agreement and (vi) the absence of a material adverse effect on the Company.

Under the Merger Agreement, the Company is required to pay Parent a termination fee of $107 million if (i) Parent terminates the Merger Agreement due to a withholding of or change in the Company board’s recommendation; (ii) Parent terminates the Merger Agreement due to a willful and intentional breach in any material respect of any of the non-solicitation obligations in the Merger Agreement, (iii) the Company terminates the Merger Agreement to accept a superior proposal; or (iv) an alternative tender offer or exchange offer for outstanding shares of Company common stock shall have been commenced and the Company’s board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 Business Days after the commencement of such alternative tender or exchange offer, the Company Board shall have failed to recommend against acceptance of such offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the Company and Parent made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement, and may be subject to important qualifications and limitations agreed to by the Company and Parent in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2016, the Board of Directors of the Company adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”), as previously amended and restated on March 20, 2012 (the “Amended and Restated Bylaws”). The Bylaw Amendment, among other things, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of the Company, or (4) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment. A copy of the Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 1, 2016, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information

The tender offer has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the tender offer is commenced, Salesforce will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, and Demandware will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Demandware stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Salesforce and Demandware file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” relating to the acquisition of Demandware by Salesforce. All statements other than historical facts included in this document including, but not limited to, statements regarding the timing and the closing of the transaction, the financing for the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of Demandware’s stockholders may tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to Demandware; the outcome of any legal proceedings that may be instituted in connection with the transaction; that the integration of Demandware’s business into Salesforce is not as successful as expected; the failure to realize anticipated synergies and cost savings; the failure of Salesforce to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Salesforce’s and Demandware’s periodic reports filed with the SEC including the factors set forth in their most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by Salesforce, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Demandware. These forward-looking statements reflect Salesforce’s expectations as of the date of this report. Salesforce undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: June 1, 2016	By:	/s/ Thomas D. Ebling
Thomas D. Ebling President and Chief Executive Officer (Principal Executive Officer)

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2016, between Demandware, Inc., salesforce.com, inc. and Dynasty Acquisition Corp.*

3.1	Amended and Restated Bylaws of Demandware, Inc., as amended.

99.1	Joint Press Release issued by Demandware, Inc. and salesforce.com, inc. on June 1, 2016.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit upon request.